TIMESHARE HOLDINGS, INC., SIGNS PURCHASE AGREEMENT FOR
 5-STAR HOTEL IN VARNA, BULGARIA

LAS VEGAS, NV – (Marketwire -2-01-11) – TimeShare Holdings, Inc., (OTC.QB: TMSH), (‘TMSH’; ‘The Company’), is pleased to announce that The Company has signed a purchase agreement to acquire the award-winning Grand Hotel Dimyat, located on the northern Bulgarian coast of the Black Sea in Varna, Bulgaria.  The Company will be providing a down payment of 10 million shares of TMSH common stock, which will be restricted for a period of one (1) year per the agreement. Pursuant to the purchase agreement, the Seller has agreed to accept the current value of the shares at $1 USD per share. The $10M value will be applied to the total purchase price of the $28M.

The hotel will operate as a wholly-owned subsidiary of TimeShare Holdings, Inc., and operate under the management of the previous owner, under a five-year renewable management services contract.

The Grand Hotel Dimyat is classified as a 5-Star hotel property. It is also considered the most competitive, complete and sophisticated combination business hotel/business complex in the city of Varna and the associated region. The hotel’s location is famous to generations of locals and vacationers alike as the former sight of the well-known establishment, Restaurant Dimyat. The name Dimyat refers to a grape variety, which thrives in this coastal strip.

Market Value of Principle Business and Assets:

•	An independent assessment was performed by Velinov Consult Ltd establishing the current “Fair Market Value” for the “5-Star Grand Hotel Dimyat” is approximately $43.8M USD (32M €).

•	Purchase price: $28M USD (20.4M €).

Property highlights include:

•	11 floors with 74 luxury rooms, and a potential for expansion to 86 rooms

•	Underground and outdoor patron parking

•	7 floors with 28 Class A office spaces with ample tenant-business parking space

•	Spectacular views of the Black Sea

•	Conference and banquet facilities

•	Business Center

•	Panoramic VIP restaurant (120 seats) & Main Restaurant (120 seats)

•	Spa & Recreation Center: pool, fitness, massage, sauna, steam, showers, hydro massage bath

•	24-hour security

•	24-hour room service

•	Small Casino

•	Lobby bar (80seats)

•	Free wireless throughout

•	Breakfast provided

•	Located near the Seaside Gardens attraction and a 5 minute walk to the beach

Business Awards:

•	Best Five Star hotel in Balkans 2009
•	Best Five Star city hotel in Bulgaria 2009 – award by the Bulgarian Hotel and Restaurant Association
•	Nomination in the category city “City hotels” in the national contest “Building of the year”
•	Golden Plumb award 2009 – award for Komfort, given by the Bulgarian Construction Chamber
•	First award in the exhibition “Architectural Saloon 2009” given to Grand Hotel Dimyat’s architect, Natalia Liuzkanova
•	“Cook of the year” 2009 - Petar Yorgov, deputy chef
•	Golden medal with the national cuisine team at the international festival in Constanca, October 2009 – Toni Ivanov, chef
•	Second place in the category “Modern Dish” 2008 – award by the Bulgarian Association of Professional Cooks
•	Two bronze medals at the International Culinary Olympics in Erfurt, Germany, 2008 - Toni Ivanov, chef
•	First place in the Culinary Contest “Litorale Flegreo nel Mondo,” Neapol, Italy, July 2007 - Toni Ivanov, chef

Property Address:

Grand Hotel Dimyat
11 Kniaz Boris 1 Blvd. Varna, 9002 Bulgaria
http://www.grandhoteldimyat.com

General Inquiries:
Paul Thompson, Vice President, Investor Relations
Timeshare Holdings, Inc. – USA
pthompson@tmshglobal.com

About Timeshare Holdings, Inc (‘TMSH’):
Timeshare Holdings, Inc. is a multi-sector holding company incorporated in the state of Nevada, USA, focused on acquiring undervalued assets around the globe in profitable industries, such as Renewable Energy, Hospitality, Senior Services, Commercial Real Estate, Manufacturing and beyond.

Safe Harbor Statement:
This news release contains "forward-looking statements" as that term is defined in Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include statements regarding the Company's projections regarding Biogas, PV Solar Energy, Wind Energy other alternative energy explorations in future periods. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: risks relating to PV Solar Energy, Wind Energy other alternative energy development risks; the risk of commodity price fluctuations; political and regulatory risks; risks of obtaining required operating permits and other risks such as weather conditions uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise